UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-96589 Commission File Number	88-0514502 (I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861, Dallas, Texas (Address of principal executive offices)		75243 (Zip Code)

Registrant’s telephone number, including area code:  (214) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008, actions taken by the Texas Attorney General and local authorities resulted in the shutdown of all of the amusement-with-prize operations of Aces Wired, Inc. (the Company) pursuant to search and arrest warrants executed on May 21, 2008. The affidavits upon which the warrants were based alleged violations of Texas Penal Code provisions relating to gambling promotion; keeping a gambling place; possession of a gambling device, equipment or paraphernalia; and engaging in organized criminal activity relating to same.

To date, no criminal charges have been filed by authorities against the Company or any of its officers, directors or other employees. However, the Company has been advised that local authorities are seeking to develop charges against the Company and certain of its officers, directors and other employees consistent with the allegations in the search and arrest warrants executed on May 21, 2008. In that regard, on October 9, 2008, the Criminal District Attorney of Bexar County, Texas sent formal notification advising the Company that it was conducting an investigation into violations of state criminal laws by certain of the Company’s officers, directors and other employees (including former directors and employees) involving gambling, fiduciary misapplication of funds, securities fraud, organized crime and money laundering.

As previously asserted in numerous filings with the Securities and Exchange Commission, the Company believes that its amusement-with-prize operations comply with applicable Texas law and intends to vigorously defend itself and its employees and directors from any charges that might be brought against them, in addition to seeking validation of its rights to operate its amusement-with-prize business in Texas. There can be no assurances, however, that the Company and its officers, directors and other employees will ultimately prevail in any such actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
Kenneth R. Griffith
President and Chief Executive Officer